Exhibit 99.1

OneSpaWorld Reports Third Quarter Fiscal 2022 Financial Results

Quarterly Net Revenues of $162.3 Million Highest in Company History

Positive Quarterly Cash Flow from Operations of $12.5 Million and Adjusted EBITDA of $18.3 Million

Ends Quarter with Total Liquidity of $57.1 Million

Expects to be Operating on 179 Cruise Ships by Year-End

Nassau, Bahamas, November 2, 2022 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, today announced its financial results for the third quarter and first nine months of fiscal 2022, ended September 30, 2022.

Leonard Fluxman, Executive Chairman, Chief Executive Officer and President of OneSpaWorld, commented: “I am very pleased to report that our strong post-pandemic momentum continued throughout the third quarter highlighted by record net revenues, twelve percent above third quarter 2019, and positive net income and positive cash flow, all despite passenger load levels below historical levels and ships still returning to service. I am proud of our team’s hard work and dedication since returning to service, including our outstanding innovation and implementation of enhanced service and product offerings and operating capabilities. This drove high sales productivity from growing strength across virtually all of our key operating metrics, including pre-booking percent of service revenue, average guest spend and service frequency per guest. Our third quarter results, coming out of an unprecedented adverse impact on our business during the pandemic period, attest to our Company’s unique positioning as the preeminent operator of health and wellness centers at sea and on land to drive extraordinary value for our cruise line and resort partners, sustained long-term profitable growth and increasing value for OneSpaWorld stakeholders,” concluded, Mr. Fluxman.

Stephen Lazarus, Chief Financial Officer and Chief Operating Officer of OneSpaWorld, commented, “I am delighted with our third quarter performance, which drove positive free cash flow generation for the second consecutive quarter since the onset of the pandemic. We ended the quarter in a strong financial position with total liquidity of $57.1 million, including $37.1 million in cash and the full $20.0 million available under our credit facility. In October, we repaid $5.0 million of our $25.0 million second lien term loan and we expect to continue utilizing cash generated from operations to extinguish this facility. With no material debt maturities until March 2026, we are well capitalized to continue innovating our highly complex business model to deliver annual year-over-year growth in revenue, earnings and cash flow.”

Operating Network Update:

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Cruise Ship Count: The Company ended the third quarter with health and wellness centers on 176 ships, of which 172 had resumed voyages as of quarter-end, compared with 167 ships and 78 ships, respectively, having resumed voyages by the end of the second quarter of 2022 and the third quarter of 2021. The Company expects to be operating on 179 ships by year-end.

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Destination Resort Count: The Company ended the third quarter with 51 destination resort health and wellness centers, of which 48 were open and operating as of September 30, 2022. The Company expects to have 52 destination resort health and wellness centers open and operating by year-end.

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Staff Count: The Company had 3,087 cruise ship personnel on vessels at the end of the third quarter for actual and anticipated voyages and expects 3,400 employees to be on vessels by the end of December 2022 for actual and anticipated voyages.

Liquidity Update:

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Cash and borrowing capacity under the Company’s line of credit at September 30, 2022 totaled $57.1 million. During the third quarter, the Company repaid the remaining $7.0 million drawn under its line of credit and ended the period with the full $20.0 million available on this facility. In October, the Company repaid $5.0 million on its second lien term loan leaving $20.0 million remaining under this loan. The second lien carries interest at a rate of LIBOR plus 7.5%.

•	The Company expects to continue to generate positive cash flow from operations in the fourth quarter and throughout fiscal year 2023.

The Company’s results are reported in this press release on a GAAP basis and on an as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This press release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures), the terms for which the definition and reconciliation are presented below.

Third Quarter Ended September 30, 2022 Compared to September 30, 2021

The results of operations for the third quarter of 2022 continue to recover from the material adverse impacts of COVID-19, which at its peak resulted in the cessation of operations of all of the Company’s health and wellness centers on board cruise ships and the closing of or substantial restrictions imposed on the operation of substantially all of the destination resort health and wellness centers at the end of first quarter 2020. As of September 30, 2022, our operations have resumed on 172 cruise ships and in 48 destination resorts, as compared to 78 cruise ships and 45 destination resorts as of September 30, 2021.

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Total revenues were $162.3 million, as compared to $43.6 million in the third quarter of 2021. The revenues generated in the three months ended September 30, 2022 were derived primarily from our 172 health and wellness centers onboard ships having resumed voyages and our health and wellness centers at 48 open and operating destination resorts. The three months ended September 30, 2021 revenues were primarily related to our health and wellness centers on 78 cruise ships and in 45 destination resorts that were open during the quarter and e-commerce product sales through the Company’s timetospa.com website.
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Cost of services were $110.6 million compared to $33.2 million in the third quarter of 2021. The increase was primarily attributable to costs associated with increased service revenues of $97.9 million in the quarter from our operating health and wellness centers at sea and on land, compared with service revenue of $34.8 million in the third quarter of 2021, and increased costs incurred to resume operations at cruise ship health and wellness centers during the quarter.
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Cost of products were $25.3 million compared to $8.4 million in the third quarter of 2021. The increase was primarily attributable to costs associated with increased product revenues of $20.7 million in the quarter from our operating health and wellness centers at sea and on land, compared to product revenues of $8.8 million in the third quarter of 2021.
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Net income was $5.9 million compared to a net loss of ($12.3) million in the third quarter of 2021. The improvement in the third quarter of 2022 was primarily a result of the $22.0 million change in Income (loss) from operations derived from our 172 health and wellness centers onboard ships having resumed voyages.
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Adjusted net income was $12.5 million, or Adjusted net income per diluted share of $0.13, as compared to Adjusted net (loss) of ($9.6) million, or adjusted net loss per diluted share of ($0.11), in the third quarter of 2021.
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Adjusted EBITDA was $18.3 million compared to negative Adjusted EBITDA loss of ($4.6) million in the third quarter of 2021.
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Unlevered after-tax free cash flow was $17.0 million compared to a negative ($5.2) million in the third quarter of 2021.

Year-to-date September 30, 2022 Compared to September 30, 2021

The results of operations for the nine months ended September 30, 2022 continue to recover from the material adverse impacts of COVID-19, which at its peak resulted in the cessation of operations of all of the Company’s health and wellness centers on board cruise ships and the closing of or substantial restrictions imposed on the operation of substantially all of the destination resort health and wellness centers at the end of first quarter 2020. As of September 30, 2022, our operations have resumed on 172 cruise ships and in 48 destination resorts, as compared to 78 cruise ships and 45 destination resorts as of September 30, 2021.

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Total revenues were $377.3 million compared to $58.4 million in the nine months ended September 30, 2021. The revenues generated in the nine months ended September 30, 2022 were derived primarily from our 172 health and wellness centers onboard ships having resumed voyages and our health and wellness centers at 48 open and operating destination resort spas. Revenues for the nine months ended September 30, 2021 were negatively impacted by the COVID-19 pandemic and the resulting March 14, 2020 No Sail Order, with revenues derived primarily from health and wellness centers onboard 78 ships and in 45 destination resorts that were open and operating, for partial periods during the nine month period and e-commerce product sales through the Company’s timetospa.com website.
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Cost of services were $260.3 million compared to $50.2 million in the nine months ended September 30, 2021.The increase was primarily attributable to costs associated with increased service revenues of $260.5 million in the nine months from our operating health and wellness centers at sea and on land, compared with service revenue of $47.1 million in the nine months ended September 30, 2021 and increased costs related to the resumption of operations at our health and wellness centers at sea and on land.
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Cost of products were $63.3 million compared to $11.2 million in the nine months ended September 30, 2021. The increase was primarily attributable to costs associated with increased product revenues of $58.5 million in the nine months ended September 30, 2022, compared to product revenues of $11.3 million in the nine months ended September 30, 2021 from our operating health and wellness centers at sea and on land.
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Net income was $55.5 million compared to a Net loss of ($57.6) million in the nine months ended September 30, 2021. The improvement in the nine months ended September 30, 2022 was primarily a result of the $52.5 million change in Income (loss) from operations derived from our 172 health and wellness centers onboard ships having resumed voyages and the change in the fair value of warrant liabilities. The change in fair value of the outstanding warrants during the nine months ended September 30, 2022 was a gain of $62.2 million compared to a gain of $0.5 million during the nine months ended September 30, 2022. The change in fair value of warrant liabilities is the result of changes in market prices deriving the value of the financial instruments.

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Adjusted net income was income of $13.9 million, or Adjusted net income per diluted share of $0.15, compared to Adjusted net loss of ($39.4) million, or Adjusted net loss per diluted share of ($0.44), in the nine months ended September 30, 2021.
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Adjusted EBITDA was $29.7 million compared to negative Adjusted EBITDA loss of ($23.7) million in the nine months ended September 30, 2021.
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Unlevered after-tax free cash flow was $26.1 million compared to a negative ($25.1) million in the nine months ended September 30, 2021.

Balance Sheet and Cash Flow Highlights

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Cash at quarter end September 30, 2022 was $37.1 million.
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Total debt, net of deferred financing costs, at September 30, 2022, was $223.0 million.

Fiscal Year 2022 Guidance

The Company is not providing financial guidance pending its establishment of normalized operations of substantially all of its health and wellness centers onboard its contracted cruise ships following the business disruption and adverse impact of the COVID-19 pandemic on its business. Notwithstanding the foregoing, for fiscal years 2022 and 2023, the Company currently expects to report GAAP net income and generate positive Adjusted EBITDA and positive Adjusted net income.

COVID-19 Impact on Cruise Industry
In response to the COVID-19 pandemic, the U.S. Centers for Disease Control and Prevention (“CDC”) have taken various measures intended to manage risks associated with the pandemic, including, most recently, publishing a voluntary COVID-19 Program for Cruise Ships, with which virtually all cruise lines, including all of the Company’s cruise line partners, had agreed to voluntarily participate. As of July 18, 2022, the COVID-19 Program for Cruise Ships is no longer in effect. The CDC has published new guidance for cruise ships on the mitigation and management of COVID-19, and will periodically reevaluate and update this guidance as needed. Cruise ship operators are encouraged to develop and maintain their own COVID-19 response plans to prevent and mitigate introduction and onboard transmission of COVID-19.

Conference Call Details

A conference call to discuss the third quarter 2022 financial results is scheduled for Wednesday, November 2, 2022, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-283-8977 (international callers please dial 1-412-542-4171) and provide the passcode 10172321 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations. A replay of the call will be available by dialing 844-512-2921 (international callers please dial 412-317-6671) and entering the passcode 10169388. The conference call replay will be available from 2:00 p.m. Eastern Time on Wednesday, November 2, 2022 until 11:59 p.m. Eastern Time on Wednesday, November 9, 2022. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished health and wellness centers offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 178 cruise ships and at 51 destination resorts around the world. OneSpaWorld holds the leading market position within the cruise line industry of the historically fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, irreplicable operating infrastructure, extraordinary team and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 65 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor, comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business, operations, results of operations and financial condition, including liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the

Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
			$	%			$	%
	2022	2021	Inc/(Dec)	Inc/(Dec)	2022	2021	Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$132,777	$34,844	$97,933	281%	$307,555	$47,096	$260,459	553%
Product revenues	29,515	8,791	20,724	236%	69,782	11,284	58,498	518%
Total revenues	162,292	43,635	118,657	272%	377,337	58,380	318,957	546%
COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	110,585	33,157	77,428	234%	260,271	50,202	210,069	418%
Cost of products	25,323	8,395	16,928	202%	63,253	11,194	52,059	465%
Administrative	3,936	3,363	573	17%	11,630	12,069	(439)	(4)%
Salary, benefits and payroll taxes	8,411	6,676	1,735	26%	25,132	20,316	4,816	24%
Amortization of intangible assets	4,206	4,206	—	—	12,618	12,618	—	—
Total cost of revenues and operating expenses	152,461	55,797	96,664	173%	372,904	106,399	266,505	250%
Income (loss) from operations	9,831	(12,162)	21,993	181%	4,433	(48,019)	52,452	109%
OTHER (EXPENSE) INCOME, NET:
Interest expense	(3,984)	(3,151)	(833)	(26)%	(10,935)	(9,914)	(1,021)	(10)%
Change in fair value of warrant liabilities	300	3,100	(2,800)	(90)%	62,200	500	61,700	12340%
Total other (expense) income, net	(3,684)	(51)	(3,633)	(7124)%	51,265	(9,414)	60,679	645%
Income (loss) before income tax expense	6,147	(12,213)	18,360	150%	55,698	(57,433)	113,131	197%
INCOME TAX EXPENSE	236	129	107	83%	209	172	37	22%
NET INCOME (LOSS)	$5,911	$(12,342)	$18,253	148%	$55,489	$(57,605)	$113,094	196%
NET INCOME (LOSS) PER VOTING AND NON-VOTING SHARE:
Basic	$0.06	$(0.14)			$0.60	$(0.64)
Diluted	$0.06	$(0.14)			$0.49	$(0.64)
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	92,557	90,852			92,371	89,559
Diluted	94,432	90,852			94,745	89,559

Note(1) Diluted EPS includes an adjustment to exclude $9.5 million from net income for the nine months ended September 30, 2022, which is attributable to the gain on fair value of in-the-money warrant liabilities as they were dilutive in this period.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Unlevered after-tax free cash flow.

We define Adjusted net income (loss) as net income (loss), adjusted for items, including increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation and change in fair value of warrant liabilities. Adjusted net income (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three and nine month periods ended September 30, 2022 and 2021.

We define Adjusted EBITDA as loss from continuing operations before interest expense, income taxes (benefit) expense, depreciation and amortization, adjusted for the impact of certain other items, including non-cash stock-based compensation expense and change in fair value of warrant liabilities.

We define Unlevered after-tax free cash flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted net income (loss),

Adjusted net income (loss) per diluted share, Adjusted EBITDA and Unlevered after-tax free cash flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual, or nonrecurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net income (loss) to Adjusted net income (loss) for the third quarters and year-to-date periods ended September 30, 2022 and 2021 and Adjusted net income (loss) per diluted share for the third quarters and year-to-date periods ended September 30, 2022 and 2021 (amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$5,911	$(12,342)	$55,489	$(57,605)
Change in fair value of warrant liabilities	(300)	(3,100)	(62,200)	(500)
Depreciation and amortization (a)	3,761	3,761	11,283	11,283
Stock-based compensation	3,175	2,059	9,296	7,419
Adjusted net income (loss)	$12,547	$(9,622)	$13,868	$(39,403)
Adjusted net income (loss) per diluted share	$0.13	$(0.11)	$0.15	$(0.44)
Diluted weighted average shares outstanding	94,432	90,852	94,745	89,559

(a) Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.

The following table reconciles Net income (loss) to Adjusted EBITDA and Unlevered after-tax free cash flow for the third quarters and year-to-date periods ended September 30, 2022 and 2021 (amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$5,911	$(12,342)	$55,489	$(57,605)
Income tax expense	236	129	209	172
Interest expense	3,984	3,151	10,935	9,914
Change in fair value of warrant liabilities	(300)	(3,100)	(62,200)	(500)
Depreciation and amortization	5,257	5,489	15,974	16,859
Stock-based compensation	3,175	2,059	9,296	7,419
Adjusted EBITDA	$18,263	$(4,614)	$29,703	$(23,741)
Capital expenditures	(1,243)	(629)	(3,268)	(1,306)
Cash taxes	(70)	11	(335)	(18)
Unlevered after-tax free cash flow	$16,950	$(5,232)	$26,100	$(25,065)

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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